News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019

Press contact: Richard P. De Santa
Vice President, Corporate Affairs
(201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
RESULTS FOR 2003 FOURTH QUARTER AND FULL YEAR

Company reports positive comparable store sales of 1.5% in the fourth quarter

MONTVALE, NJ – April 30, 2004 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced unaudited fiscal 2003 fourth quarter and annual results for the 13 and 53 weeks ended February 28, 2004.

Sales for the 13-week fourth quarter were $2.7 billion, compared with $2.4 billion in the 12-week fourth quarter of fiscal 2002. Comparable store sales increased 1.5% vs. year-ago, based on a comparable 12-week period. The loss for the fourth quarter was $1.48 per share, compared with a loss of $0.54 in the prior year.

Focusing on continuing operations, during the fourth quarter, the Company recorded a charge of $39 million related to the previously announced restructuring effort in the Farmer Jack operations. Excluding this charge, results from continuing operations for the quarter were a pretax loss of $29 million or $0.55 per share as compared to a pretax loss of $33 million or $1.01 per share for the same period of the prior year. EBITDA for the fourth quarter of fiscal 2003, based on earnings from continuing operations excluding adjustments (“ongoing operating earnings”), was $45 million compared to $44 million in the prior year's fourth quarter. Reconciliation of ongoing operating earnings for the fourth quarters of fiscal years 2003 and 2002 to reported earnings could be found on schedules 2 and 4 of this release.

The current quarter’s results from discontinued operations of $.07 per share include an after tax gain of $3 million primarily from favorable asset disposals of certain Kohl’s stores closed earlier this year.

Sales for the 53 weeks were $10.8 billion versus $10.1 billion in the 52-week fiscal year 2002. Comparable store sales increased .9%, based on a comparable 52-week year. The net loss per share was $3.78 for fiscal 2003, compared with a loss of $5.03 for 2002. Excluding certain nonrecurring adjustments as detailed on Schedules 3 and 5, the ongoing operating loss per share was $3.02 for 2003 compared with a loss of $2.34 per share last year.

EBITDA for 2003, based on ongoing operating earnings as shown on Schedule 5 of this release, was $191 million compared to $236 million in the prior year.

Christian Haub, Chairman of the Board, President and Chief Executive Officer, said, “Although we were unprofitable in the fourth quarter and full year, I am encouraged by the positive direction we have established. Our Canadian operations delivered another solid and profitable performance despite challenging economic circumstances in Ontario. And while our recovery in the U.S. remains a work in progress, we are encouraged by the gradual operating improvement that built as the year progressed.

“In fiscal 2003, we took decisive actions to strengthen our financial position, halt the decline of our U.S. business, and maintain our success in Canada. The accomplishment of those objectives enabled us to enter fiscal 2004 with turnaround and growth strategies that will be supported by increased investment in our operations.

“For the immediate future, our outlook is conservative in light of the work that remains in turning around our business. However, we are fully confident that with our people and strategies, we will lead A&P to our goal of sustainable profitability.”

“At this time, I wish to thank the management and associates of our Corporate organization, A&P U.S. and A&P Canada, for the dedication and hard work that enabled us to accomplish our critical objectives in fiscal 2003, and position us for the next phase of our recovery.”

Founded in 1859, A&P, one of the nation’s first supermarket chains, is today among North America’s largest. The Company operates 633 stores in 10 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug. The Company invites investors to listen to an audio Webcast of its quarterly discussion of earnings by accessing a link on the “Investor Relations” page of its Website, www.aptea.com. The live broadcast is on Friday, April 30, 2004 at 11:30 AM Eastern Time, with replays available from the afternoon of April 30 through May 14.

Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “ongoing operating earnings” and “ongoing operating loss” to reflect what the Company’s earnings would have been excluding certain identified major items, which we believe are of a non-operating or one-time nature. These items are reconciled to reported earnings on Schedules 4 and 5 of this release. We use the non-GAAP measure “EBITDA” to reflect a measure that we believe is of interest to investors. EBITDA is reconciled to Net Cash provided by Operating Activities on Schedules 4 and 5 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

###

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 - GAAP Earnings for the 13 and 53 Weeks Ended February 28, 2004 and the 12 and 52 Weeks Ended February 22, 2003
(Unaudited)
(In thousands, except share amounts and store data)

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended

	February 28, 2004	February 22, 2003	February 28, 2004	February 22, 2003

Sales (1)	$2,699,637	$2,365,048	$10,812,462	$10,096,781
Cost of merchandise sold (2)	(1,963,977)	(1,704,688)	(7,882,646)	(7,251,322)

Gross margin	735,660	660,360	2,929,816	2,845,459
Store operating, general and administrative expense (2) (3) (4)	(786,688)	(660,429)	(3,098,648)	(2,839,201)

(Loss) income from operations	(51,028)	(69)	(168,832)	6,258
Interest expense	(18,874)	(18,471)	(80,086)	(84,679)
Interest income	1,989	1,602	7,285	7,897

Loss from continuing operations before income taxes (2)	(67,913)	(16,938)	(241,633)	(70,524)
Benefit from (provision for) income taxes (5)	8,046	(5,880)	31,671	(130,630)

Loss from continuing operations (2)	(59,867)	(22,818)	(209,962)	(201,154)
Discontinued operations: (6)
Income (loss) from operations of discontinued businesses, net of tax	2,740	1,850	(30,183)	7,645
Gain on disposal of discontinued operations, net of tax	–	–	94,506	–

Income from discontinued operations	2,740	1,850	64,323	7,645

Net loss	$(57,127)	$(20,968)	$(145,639)	$(193,509)

Net (loss) income per share - basic and diluted: (2)
Continuing operations	$(1.55)	$(0.59)	$(5.45)	$(5.23)
Discontinued operations	0.07	0.05	1.67	0.20

Net loss per share - basic and diluted	$(1.48)	$(0.54)	$(3.78)	$(5.03)

Weighted average common shares outstanding - basic	38,517,552	38,515,806	38,516,750	38,494,812

Weighted average common shares outstanding - diluted	38,517,552	38,515,806	38,516,750	38,494,812

Gross margin rate	27.25%	27.92%	27.10%	28.18%
Store operating, general and administrative expense rate	29.14%	27.92%	28.66%	28.12%

Number of stores operated at end of quarter	633	695	633	695

Number of franchised stores served at end of quarter	63	65	63	65

(1)	Included in sales for the 13 and 53 weeks ended February 28, 2004 were wholesale sales to franchisees of $198.4 million and $813.8 million, respectively, compared to $166.0 million and $712.5 million for the 12 and 52 weeks ended February 22, 2003, respectively.

(2)	Cost of merchandise sold for the 13 and 53 weeks ended February 28, 2004 and the 52 weeks ended February 22, 2003 and store operating, general and administrative expense for both the 13 and 53 weeks ended February 28, 2004 and the 12 and 52 weeks ended February 22, 2003 include amounts related to the Company’s asset disposition initiatives announced during the third quarter of fiscal 2001 and fourth quarter of fiscal 2003. These amounts are detailed on Schedules 2 and 3 attached.

(3)	During the 53 weeks ended February 28, 2004, the Company recorded $60.1 million in impairment charges relating to Farmer Jack’s long lived assets and goodwill. This amount was determined through internal analysis and an external valuation performed by an independent third party appraiser, primarily using the discounted cash flow approach. During the 53 weeks ended February 28, 2004, we also recorded $37.7 million in restructuring charges relating to the closure and conversion of Farmer Jack stores in the Detroit, Michigan and Toledo, Ohio markets.

(4)	During the 12 and 52 weeks ended February 22, 2003, the Company purchased in the open market $50.7 million of its 7.75% Notes due April 15, 2007 and $44.5 million of its 9.125% Notes due December 15, 2011. As a result, the Company recognized a pretax gain of $12.9 million and $12.2 million, respectively, during the 12 and 52 weeks ended February 22, 2003.

(5)	Provision for income taxes for the 52 week period ended February 22, 2003 includes a charge to record a valuation allowance for the Company’s entire U.S. deferred tax asset as a result of an assessment of the likelihood of future recognition of such deferred tax assets.

(6)	In February and March 2003, the Company decided to sell its operations located in northern New England, Madison and Milwaukee, Wisconsin as well as its Eight O’Clock Coffee business. In April 2003, the Company completed the sale of its stores in northern New England and Madison, Wisconsin, generating proceeds of $137.6 million and resulting in a gain of $81.4 million ($47.2 million after tax). In November 2003, the Company completed the sale of its Eight O’Clock Coffee business, generating proceeds of $107.5 million and resulting in a gain of $75.1 million ($43.6 million after tax). In addition, during the 53 weeks ended February 28, 2004, the Company sold several of the previously closed Kohl’s stores located in Milwaukee, Wisconsin, generating proceeds of $10.4 million and a gain of $6.4 million ($3.7 million after tax).

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 - Adjustments to GAAP Earnings for the 13 Weeks Ended February 28, 2004 and the 12 Weeks Ended February 22, 2003
(Unaudited)
(In thousands, except share amounts and store data)

	13 Weeks Ended		12 Weeks Ended
	February 28, 2004		February 22, 2003

	Asset Disposition Initiative	Total adjustments	Asset Disposition Initiative	Gain on early extinguishment of debt	Total adjustments

Sales	$–	$–	$–	$–	$–
Cost of merchandise sold	(2,244)	(2,244)	–	–	–

Gross margin	(2,244)	(2,244)	–	–	–
Store operating, general and administrative expense	(36,656)	(36,656)	3,532	12,865	16,397

(Loss) income from operations	(38,900)	(38,900)	3,532	12,865	16,397

Interest expense	–	–	–	–	–
Interest income	–	–	–	–	–

(Loss) income from continuing operations before income taxes	(38,900)	(38,900)	3,532	12,865	16,397
Benefit from (provision for) income taxes	358	358	(201)	–	(201)

(Loss) income from continuing operations	(38,542)	(38,542)	3,331	12,865	16,196

Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	–	–	–	–	–
Gain on disposal of discontinued operations, net of tax	–	–	–	–	–

Income from discontinued operations	–	–	–	–	–

Net (loss) income	$(38,542)	$(38,542)	$3,331	$12,865	$16,196

Net (loss) income per share – basic and diluted:
Continuing operations	$(1.00)	$(1.00)	$0.09	$0.34	$0.43
Discontinued operations	–	–	–	–	–

Net (loss) income per share – basic and diluted	$(1.00)	$(1.00)	$0.09	$0.34	$0.43

Weighted average common shares outstanding – basic	38,517,552	38,517,552	38,515,806	38,515,806	38,515,806

Weighted average common shares outstanding – diluted	38,517,552	38,517,552	38,515,806	38,515,806	38,515,806

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 - Adjustments to GAAP Earnings for the 53 Weeks Ended February 28, 2004 and the 52 Weeks Ended February 22, 2003
(Unaudited)
(In thousands, except share amounts and store data)

	53 Weeks Ended February 28, 2004			52 Weeks Ended February 22, 2003

	Asset Disposition Initiative	Goodwill/ Long-Lived Asset Impairment	Total adjustments	Asset Disposition Initiative	Gain on early extinguishment of debt	Deferred Tax Asset Valuation Allowance	Gain on proceeds from the demutualization of a mutual insurance company	Total adjustments

Sales	$–	$–	$–	$–	$–	$–	$–	$–
Cost of merchandise sold	(2,244)	–	(2,244)	(1,263)	–	–	–	(1,263)

Gross margin	(2,244)	–	(2,244)	(1,263)	–	–	–	(1,263)
Store operating, general and administrative expense	(31,302)	(60,082)	(91,384)	7,657	12,181	–	1,717	21,555

(Loss) income from operations	(33,546)	(60,082)	(93,628)	6,394	12,181	–	1,717	20,292
Interest expense	–	–	–	–	–	–	–	–
Interest income	–	–	–	–	–	–	–	–

(Loss) income from continuing operations before income taxes	(33,546)	(60,082)	(93,628)	6,394	12,181	–	1,717	20,292
Benefit from (provision for) income taxes	10	–	10	3,199	287	(133,962)	(721)	(131,197)

(Loss) income from continuing operations	(33,536)	(60,082)	(93,618)	9,593	12,468	(133,962)	996	(110,905)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	–	–	–	–	–	–	–	–
Gain on disposal of discontinued operations, net of tax	–	–	–	–	–	–	–	–

Income from discontinued operations	–	–	–	–	–	–	–	–

Net (loss) income	$(33,536)	$(60,082)	$(93,618)	$9,593	$12,468	$(133,962)	$996	$(110,905)

Net (loss) income per share – basic and diluted:
Continuing operations	$(0.87)	$(1.56)	$(2.43)	$0.25	$0.32	$(3.48)	$0.03	$(2.88)
Discontinued operations	–	–	–	–	–	–	–	–

Net (loss) income per share – basic and diluted	$(0.87)	$(1.56)	$(2.43)	$0.25	$0.32	$(3.48)	$0.03	$(2.88)

Weighted average common shares outstanding - basic	38,516,750	38,516,750	38,516,750	38,494,812	38,494,812	38,494,812	38,494,812	38,494,812

Weighted average common shares outstanding – diluted	38,516,750	38,516,750	38,516,750	38,494,812	38,494,812	38,494,812	38,494,812	38,494,812

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 - Adjustments to GAAP Earnings for the 13 Weeks Ended February 28, 2004 and the 12 Weeks Ended February 22, 2003
(Unaudited)
(In thousands, except share amounts and store data)

	13 Weeks Ended February 28, 2004			12 Weeks Ended February 22, 2003

	GAAP Earnings (1)	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted (1)	GAAP Earnings (2)	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted (2)

Sales	$2,699,637	$–	$2,699,637	$2,365,048	$–	$2,365,048
Cost of merchandise sold	(1,963,977)	(2,244)	(1,961,733)	(1,704,688)	–	(1,704,688)

Gross margin	735,660	(2,244)	737,904	660,360	–	660,360
Store operating, general and administrative expense	(786,688)	(36,656)	(750,032)	(660,429)	16,397	(676,826)

(Loss) income from operations	(51,028)	(38,900)	(12,128)	(69)	16,397	(16,466)
Interest expense	(18,874)	–	(18,874)	(18,471)	–	(18,471)
Interest income	1,989	–	1,989	1,602	–	1,602

(Loss) income from continuing operations before income taxes	(67,913)	(38,900)	(29,013)	(16,938)	16,397	(33,335)
Benefit from (provision for) income taxes	8,046	358	7,688	(5,880)	(201)	(5,679)

(Loss) income from continuing operations	(59,867)	(38,542)	(21,325)	(22,818)	16,196	(39,014)
Discontinued operations:
Income from operations of discontinued businesses, net of tax	2,740	–	2,740	1,850	–	1,850
Gain on disposal of discontinued operations, net of tax	–	–	–	–	–	–

Income from discontinued operations	2,740	–	2,740	1,850	–	1,850

Net (loss) income	$(57,127)	$(38,542)	$(18,585)	$(20,968)	$16,196	$(37,164)

Net (loss) income per share – basic and diluted:
Continuing operations	$(1.55)	$(1.00)	$(0.55)	$(0.59)	$0.43	$(1.01)
Discontinued operations	0.07	–	0.07	0.05	–	0.05

Net (loss) income per share - basic and diluted	$(1.48)	$(1.00)	$(0.48)	$(0.54)	$0.43	$(0.97)

Weighted average common shares outstanding – basic	38,517,552	38,517,552	38,517,552	38,515,806	38,515,806	38,515,806

Weighted average common shares outstanding –- diluted	38,517,552	38,517,552	38,517,552	38,515,806	38,515,806	38,515,806

Gross margin rate	27.25%		27.33%	27.92%		27.92%

Store operating, general and administrative expense rate	29.14%		27.78%	27.92%		28.62%

Depreciation and amortization	$57,024		$57,024	$60,763		$60,763

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash (used in) provided by operating activities			$(2,130)			$135,934
Net interest expense			16,885			16,869
Adjustments from GAAP earnings			38,542			(16,196)
Deferred income tax provision			(45,536)			(11,487)
Working capital changes			(7,163)			(50,835)
Other non-current liabilities			(20,669)			(16,438)
Other, net			64,967			(13,550)

Adjusted EBITDA			$44,896			$44,297

Notes:

(1)	Earnings as adjusted for the 13 weeks ended February 28, 2004 includes an increase in our workers’ compensation and general liability reserves of $17.5 million in response to both adverse development of prior years’ costs and other developments including a continuing trend of rising costs.

(2)	Earnings as adjusted for the 12 weeks ended February 22, 2003 includes severance of approximately of $10 million and a charge relating to the adoption of EITF 02-16 “Accounting By a Customer (including a Reseller) for Certain Consideration Received From a Vendor” of approximately $2 million. These charges are offset by a $7 million reduction of accruals for occupancy costs which we believe accumulated over a number of years and are not significant to each or any of those years.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 5 - Adjustments to GAAP Earnings for the 53 Weeks Ended February 28, 2004 and the 52 Weeks Ended February 22, 2003
(Unaudited)
(In thousands, except share amounts and store data)

	53 Weeks Ended February 28, 2004			52 Weeks Ended February 22, 2003

	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 3)	Earnings as Adjusted	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 3)	Earnings as Adjusted

Sales	$10,812,462	$-	$10,812,462	$10,096,781	$–	$10,096,781
Cost of merchandise sold	(7,882,646)	(2,244)	(7,880,402)	(7,251,322)	(1,263)	(7,250,059)

Gross margin	2,929,816	(2,244)	2,932,060	2,845,459	(1,263)	2,846,722
Store operating, general and administrative expense	(3,098,648)	(91,384)	(3,007,264)	(2,839,201)	21,555	(2,860,756)

(Loss) income from operations	(168,832)	(93,628)	(75,204)	6,258	20,292	(14,034)
Interest expense	(80,086)	–	(80,086)	(84,679)	–	(84,679)
Interest income	7,285	–	7,285	7,897	–	7,897

(Loss) income from continuing operations before income taxes	(241,633)	(93,628)	(148,005)	(70,524)	20,292	(90,816)
Benefit from (provision for) income taxes	31,671	10	31,661	(130,630)	(131,197)	567

Loss from continuing operations	(209,962)	(93,618)	(116,344)	(201,154)	(110,905)	(90,249)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(30,183)	–	(30,183)	7,645	–	7,645
Gain on disposal of discontinued operations, net of tax	94,506	–	94,506	–	–	–

Income from discontinued operations	64,323	–	64,323	7,645	–	7,645

Net loss	$(145,639)	$(93,618)	$(52,021)	$(193,509)	$(110,905)	$(82,604)

Net (loss) income per share – basic and diluted:
Continuing operations	$(5.45)	$(2.43)	$(3.02)	$(5.23)	$(2.88)	$(2.34)
Discontinued operations	1.67	–	1.67	0.20	–	0.20

Net loss per share - basic and diluted	$(3.78)	$(2.43)	$(1.35)	$(5.03)	$(2.88)	$(2.15)

Weighted average common shares outstanding –- basic	38,516,750	38,516,750	38,516,750	38,494,812	38,494,812	38,494,812

Weighted average common shares outstanding –- diluted	38,516,750	38,516,750	38,516,750	38,494,812	38,494,812	38,494,812

Gross margin rate	27.10%		27.12%	28.18%		28.19%

Store operating, general and administrative expense rate	28.66%		27.81%	28.12%		28.33%

Depreciation and amortization	$266,099		$266,099	$250,070		$250,070

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash (used in) provided by operating activities			$(14,978)			$191,046
Net interest expense			72,801			76,782
Adjustments from GAAP earnings			93,618			110,905
Deferred income tax provision			(8,670)			(157,566)
Working capital changes			32,093			7,218
Other non-current liabilities			35,700			52,650
Long lived assets / goodwill impairment charge			(60,082)			–
Other, net			40,413			(44,999)

Adjusted EBITDA			$190,895			$236,036

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 6 - Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	February 28, 2004	February 22, 2003

Cash and short-term investments	$276	$199

Other current assets	870	901

Total current assets	1,146	1,100

Property–net	1,441	1,609

Other assets	155	176

Total assets	$2,742	$2,885

Total current liabilities	$1,074	$1,091

Total non-current liabilities	1,281	1,296

Stockholders' equity	387	498

Total liabilities and stockholders' equity	$2,742	$2,885

Other Statistical Data

Total Debt and Capital Leases	$901	$926
Temporary Investments	158	78

Net Debt	$743	$848

Total Retail Square Footage (in thousands)	24,724	26,818

Book Value Per Share	$10.05	$12.93

	For the 53 weeks ended February 28, 2004	For the 52 weeks ended February 22, 2003

Capital Expenditures	$135	$220